Exhibit 23.2

Consent of Independent Auditor

RBB Bancorp

Los Angeles, California

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Prospectus constituting a part of this Registration Statement of our report dated March 9, 2018, relating to the consolidated financial statements of First American International Corp. as of December 31, 2017 and 2016 and for the years then ended, appearing in RBB Bancorp’s Form 8-K/A filed with the Securities and Exchange Commission on January 10, 2019.

/s/ BDO USA, LLP

BDO USA, LLP

New York, New York

January 18, 2019